Exhibit 99.1

Verisk Analytics, Inc. Announces $2.5 Billion Accelerated Share Repurchase Transaction

JERSEY CITY, N.J., March 7, 2023 — Verisk Analytics, Inc. (Nasdaq: VRSK) (“Verisk” or the “Company”), a leading global data analytics and technology provider, today announced that it has entered into accelerated share repurchase agreements (“ASR Agreements”) with each of Citibank, N.A. and Goldman Sachs & Co. LLC (the “ASR Counterparties”) to repurchase an aggregate of $2.5 billion of the Company’s common stock. The ASR Agreements were entered into as part of the Company’s previously announced share repurchase program.

The ASR Counterparties are expected to make an aggregate initial delivery of approximately 10.7 million shares of the Company’s common stock to the Company at the inception of the ASR Agreements. The total number of shares ultimately to be purchased by the Company under the ASR Agreements will generally be based on the daily volume-weighted average share price of the Company’s common stock during the calculation period of each ASR Agreement, less an agreed discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements.

The final settlement of the transactions under the ASR Agreements is expected to occur during the Company’s fourth fiscal quarter ending December 31, 2023.

Verisk may continue to repurchase shares in the open market from time to time subject to market and other conditions. After giving effect to the ASR Agreements, $941.3 million will remain available for share repurchases under the Company’s authorized share repurchase program.

About Verisk

Verisk (Nasdaq: VRSK) is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, extreme events, ESG and political issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work and fosters an inclusive culture where all team members feel they belong. For more, visit Verisk.com and the Verisk Newsroom.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in the Company’s annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if the Company’s underlying assumptions prove to be incorrect, actual results may vary significantly from what the Company projected. Any forward-looking statement in this release reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to the Company’s operations, results of operations, growth strategy, and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Contact:

Investor Relations

Stacey Brodbar

Head of Investor Relations

Verisk

201-469-4327

IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com